EXHIBIT 10.2

                                  June 16, 1999

EXTL Investors, LLC
Attn: R. Jensen

Re:    Loan  and Note  Purchase  Agreement  dated  April 9,  1999  between  EXTL
       Investors LLC and eGlobe Financing Corporation and Executive TeleCard, Ltd. d/b/a eGlobe, Inc. ("eGlobe") (the "Note Purchase Agreement")

Dear Mr. Jensen:

                  As you know, eGlobe is proposing to amend its certificate of incorporation to prohibit stockholders from increasing their percentage ownership above specified limits other than pursuant to a qualifying tender offer. The amendment provides for exceptions for transactions approved by eGlobe's Board of Directors. If an investor increases its percentage ownership above the specified limits without any exception applying and other than by a qualifying tender offer, eGlobe has certain redemption rights.

                  This letter is to confirm eGlobe's agreement, in the event the amendment is adopted, to promptly seek a formal Board approval for all issuances to EXTL Investors, LLC upon conversion or exercise of all securities presently held by it or issuable to it under agreements in effect as of the date hereof (including all securities issuable under the Note Purchase Agreement and documents and agreements referred to therein). In addition, eGlobe agrees that if it exercises any redemption right that may exist under the amendment to redeem any of the stock held by EXTL Investors, LLC as of the date hereof or issuable to EXTL Investors, LLC, as described in the prior sentence, such redemption shall be at the greater of the then fair market value or the price paid by EXTL Investors for such stock.


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                  This letter shall constitute an amendment to the Note Purchase
Agreement and may be relied upon by EXTL Investors, LLC in proceeding with the $20 million note purchase and sale thereunder.

                                        Sincerely,

                                        EXECUTIVE TELECARD, LTD.

                                        By:  /s/ Christopher J. Vizas
                                             ------------------------------
                                             Christopher J. Vizas
                                             President and CEO

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